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                                                                    EXHIBIT 5.1

                        TOTAL RENAL CARE HOLDINGS, INC.
                     21250 HAWTHORNE BOULEVARD, SUITE 800
                        TORRANCE, CALIFORNIA 90503-5517

                               December 19, 1997

Ladies and Gentlemen:

  I am the General Counsel of Total Renal Care Holdings, Inc., a Delaware corporation (the "Company"). I am delivering this opinion in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the issuance of 35,224,112 shares of common stock of the Company, $0.001 par value per share (the "Shares"), in accordance with the terms of the Agreement and Plan of Merger, dated November 18, 1997, by and among the Company, Nevada Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company, and Renal Treatment Centers, Inc., a Delaware corporation. This opinion is delivered in connection with that certain Registration Statement on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act.

  In rendering the opinion set forth herein, I have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to my satisfaction to be true and correct copies thereof, as I have deemed necessary under the circumstances.

  Based upon the foregoing and such other examination of law and fact as I have deemed necessary, and in reliance thereon, I am of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus which is a part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                          /s/ Barry C. Cosgrove